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                             Supplemental Agreement
                Amendment No. 4 to Securities Purchase Agreement

         Supplemental Agreement dated and effective as of December 03, 2001, among China Development Industrial Bank Inc. (the "Seller"), the investors signatory hereto (individually, a "Purchaser" and, collectively, the "Purchasers"), and Baker & McKenzie (the Seller, Purchasers and Baker & McKenzie are, collectively, the "Parties").

         WHEREAS pursuant to the Securities Purchase Agreement among the Parties dated September 7, 2001 (the "Purchase Agreement"), and Supplemental Agreement, Amendment No. 1 to Securities Purchase Agreement, dated September 27, 2001 ("Amendment No. 1"), Supplemental Agreement, Amendment No. 2 to Securities Purchase Agreement, dated October 4, 2001 ("Amendment No. 2"), and Supplemental Agreement, Amendment No. 3 to Securities Purchase Agreement, dated October 30, 2001 ("Amendment No. 3"), the Seller agreed to sell to the Purchasers and the Purchasers severally agreed to purchase from the Seller the Shares (as defined in the Purchase Agreement), subject to the terms of the Agreement. The Purchase Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 is hereinafter, the "Agreement."

         WHEREAS the Parties now desire to amend certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized terms not defined herein shall have their meanings set forth in the Agreement.

2. Unless otherwise expressly amended herein, terms, conditions and provisions of the Agreement shall remain in full force and effect.

3.       The definition of "Third Tranche Per Share Purchase Price" in Section
         1.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                  "Third Tranche Per Share Purchase Price" means 91% of the average Closing Prices during the thirteen Trading Days beginning on November 12, 2001 and ending on November 29, 2001."

4. Section 2.4(b), as amended, of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(b) On December 04, 2001, each Purchaser shall purchase a number of Shares equal to the product of (x) 1,000,000 multiplied by
         (y) such Purchaser's First Tranche Percentage (all such Shares shall be collectively referred to as the "Third Tranche Shares".) The execution of this Amendment No. 4 shall constitute a "Third Tranche Purchase Notice"."





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5.       Section 2.4(c), as amended, of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(c) On December 04, 2001 (such date, the "Third Tranche Settlement Date"), subject to the provisions of Section 2.6 and this
         Section 2.4, the Purchasers shall deliver to the Money Escrow Agent the balance of the funds not previously delivered pursuant to Section 2.4(a). If the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to this
         Section 2.4(c), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser's DTC Account through the Depository Trust Company DWAC system the number of Shares indicated below such Purchaser's signature hereto."

6. Section 2.4(d), as amended, of the Agreement shall be deleted in its entirety and any reference thereto in the Agreement shall be disregarded.

7. Section 4.2 of the Agreement shall be deleted in its entirety and any reference thereto in the Agreement shall be disregarded.

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IN WITNESS WHEREOF, the Parties hereto have caused this Supplemental Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


CHINA DEVELOPMENT INDUSTRIAL BANK INC.


By: /s/ Chin Lin
    ----------------------------------
    Chin Lin
    Senior Executive Vice President


PINE RIDGE FINANCIAL, INC. Number of Shares:
                                                                      950,000
                                                                      ----------

By: /s/ Kenneth L. Henderson
    ----------------------------------
    Kenneth L. Henderson
    Attorney-in-Fact


VERTICAL VENTURES LLC                                          Number of Shares:
                                                                   50,000
                                                                   -------
By: /s/ Josh Silverman
    ----------------------------------
    Josh Silverman
    Manager


BAKER & MCKENZIE


By: /s/ Kevin Liao
    ----------------------------------
    Name: Kevin Liao
    Title: Associate Partner






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